EXHIBIT 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” in this Amendment No. 1 to the Registration Statement on Form S-4 of Old National Bancorp (file No. 333-276362) and related Preliminary Proxy Statement/Prospectus and to the incorporation by reference therein of our report dated March 11, 2022, with respect to the consolidated financial statements of First Midwest Bancorp, Inc., included in Old National Bancorp’s Form 8-K/A filed on April 29, 2022 with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

January 22, 2024